Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-161719) of Global Defense Technology & Systems, Inc. of our report dated March 11, 2011 relating to the financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
McLean, VA
March 11, 2011